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                                                                    EXHIBIT 11.1

              EXHIBIT 11.1-STATEMENT RE: COMPUTATION OF HISTORICAL
                               PER SHARE EARNINGS

                                                                                    Fiscal Year Ended
                                                               ---------------------------------------------------------
                                                               April 27,   April 26,   April 25,   April 30,   April 29,
                                                                 1997        1998        1999        2000        2001
                                                               ---------   ---------   ---------   ---------   ---------
                                                                      (dollars in millions, except per share data)
Numerator:
Income (loss) before extraordinary item ....................    $ (8.8)      $ 7.5      $ 12.1      $ 32.1       $25.1
Extraordinary loss, net ....................................     (12.3)         --       (36.3)       (1.0)         --
                                                                ------       -----      ------      ------       -----
Net income(loss) ...........................................     (21.1)        7.5       (24.2)       31.1        25.1
Numerator for basic earnings (loss) per share - income
(loss) available to common stockholders ....................     (21.1)        7.5       (24.2)       31.1        25.1
Effect of diluted securities ...............................        --          --          --          --          --
                                                                ------       -----      ------      ------       -----
Numerator for diluted earnings (loss) per share-
income (loss) available to common stockholders after
   assumed conversions .....................................    $(21.1)      $ 7.5      $(24.2)     $ 31.1       $25.1
                                                                ======       =====      ======      ======       =====

Denominator:
Denominator for basic earnings (loss) per share -
weighted - average shares ..................................      22.5        23.5        23.6        26.3        29.9
Effect of dilutive securities
Employees stock options and warrants .......................        --          --         0.3         1.6         1.6
                                                                ------       -----      ------      ------       -----
Dilutive potential common shares ...........................        --          --         0.3         1.6         1.6
                                                                ------       -----      ------      ------       -----
Denominator for diluted earnings (loss) per share -
adjusted weighted - average shares and assumed conversions .      22.5        23.5        23.9        27.9        31.5

Basic earnings (loss) per share
Income (loss) before extraordinary item ....................    $(0.39)      $0.32      $ 0.51      $ 1.22       $0.84
Extraordinary loss, net ....................................     (0.55)         --       (1.54)      (0.04)         --
                                                                ------       -----      ------      ------       -----
Net income (loss) ..........................................    $(0.94)      $0.32      $(1.03)     $ 1.18       $0.84
                                                                ======       =====      ======      ======       =====

Diluted earnings (loss) per share
Income (loss) before extraordinary item ....................    $(0.39)      $0.32      $ 0.51      $ 1.15       $0.80
Extraordinary loss, net ....................................     (0.55)         --       (1.52)      (0.04)         --
                                                                ------       -----      ------      ------       -----
Net income (loss) ..........................................    $(0.94)      $0.32      $(1.01)     $ 1.11       $0.80
                                                                ======       =====      ======      ======       =====
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